Exhibit 99.2



                            Rockingham Heritage Bank
               Proxy Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of Rockingham Heritage Bank, a Virginia state bank ("Rockingham"), to be held at ____________________________, __________, Virginia, on ________ __, 2000 at
______.m., local time, or any adjournments thereof, for the following purposes:

         1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of June 21, 2000, by and among Rockingham, Marathon, The Marathon Bank, and Marathon Merger Bank, a wholly-owned bank subsidiary of MFC, and a related Plan of Merger, which provides for Marathon Merger Bank to be merged with and into Rockingham (collectively, the "Agreement"). The Agreement is enclosed with the accompanying Joint Proxy Statement/Prospectus as Appendix A.

                      [    ]  FOR          [    ]  AGAINST       [    ]  ABSTAIN

         2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

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               Printed Name                        Signature


                                    -------------------------------------------
                                                   Signature



                                    Dated:   ___/___/00

                                    (If  signing  as  Attorney, Administrator,
                                    Executor, Guardian or Trustee, please add your title as such.)

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY